Filed Pursuant to Rule 424(b)(3)

Registration No. 333-281224

PROSPECTUS

Up to 7,072,220 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 7,072,220 shares of common stock, par value $0.0001 per share (the “Shares”), of Loop Industries, Inc. (the “Company,” “we,” “our” or “us”), by the selling stockholder named in this prospectus (the “Selling Stockholder”) including their respective donees, pledgees, transferees, assignees or other successors-in-interest. The Shares consist of (i) up to 4,714,813 shares of common stock, and (ii) up to 2,357,407 shares of common stock that are issuable upon the exercise of warrants at a price of $20.00 per share (the “Warrants”). The Shares and the Warrants were issued to the Selling Stockholder in a private placement that was completed on July 29, 2021.

We are registering the resale of the Shares on behalf of the Selling Stockholder, which it may offer and sell from time to time pursuant to this prospectus. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder, although we will incur expenses in connection with the offering. The registration of the resale of the common shares covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the Selling Stockholder. The timing and amount of any sales are within the sole discretion of the Selling Stockholder. For more information related to the Selling Stockholder, please refer to the section of this prospectus titled “The Selling Stockholder.”

The Selling Stockholder may sell the Shares at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with the purchasers to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The Selling Stockholder will bear the commissions and discounts, if any, attributable to the sale or disposition of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

Our common stock is listed on The Nasdaq Global Market under the symbol “LOOP.” On August 1, 2024, the last reported sale price of our common stock was $1.87.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2024

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) the ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection therewith, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xiv) the outcome of any SEC investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in our subsequent filings with the Securities and Exchange Commission (the “SEC”).

Management has included projections and estimates in this prospectus, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties, and a review of information filed by our competitors with the SEC or otherwise publicly available.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as at the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as at the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the Shares that may be resold by the Selling Stockholder. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholder. We also may provide a prospectus supplement to add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the later-dated document modifies or supersedes the earlier statement.

You should read this prospectus together with the additional information about our company to which we refer you in the section of this prospectus titled “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Neither we nor the Selling Stockholder has authorized anyone to provide you with information in addition to or different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. We will be offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should not assume that the information in this prospectus or any free writing prospectus that we have prepared or authorized is accurate as of any date other than the date of those documents, or that any information in documents that we have incorporated by reference is accurate except as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement, or the sale of any security hereunder. You should not consider this prospectus to be an offer or solicitation relating to the Shares in any jurisdiction in which such an offer or solicitation relating to the Shares is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the Shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

Unless the context otherwise requires, throughout this prospectus, the words “Loop,” “Company” “we,” “our” or “us,” refer to Loop Industries, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE COMPANY

Loop is a technology company whose mission is to accelerate the world’s shift towards sustainable PET plastic and polyester fiber and away from the dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber (“Infinite Loop™ Technology”), including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop is contributing to the global movement towards a circular economy by reducing and recovering plastic waste for a sustainable future.

We also intend to leverage the Infinite Loop™ Technology to expand into specialty chemicals and polymers through a unique product offering of lower carbon footprint rDMT, rMEG and specialty polymers. Loop intends to produce and sell rDMT, rMEG and other specialty polymers directly to chemical companies as a simple drop-in supplement and circular alternative. We believe this expanded product portfolio will enable the Infinite Loop™ Technology to reach new markets and cater to a broader range of customers across multiple industries including electronics, automotive, textile, cosmetics and packaging and other applications. This recent expansion in Loop’s product offering is non-reliant on green premiums or carbon and plastic credits, and we believe it addresses a global shortage in supply of DMT and high demand for low carbon MEG, and lowers capital intensity for commercial projects with the removal of polymerization equipment.

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The Company is presently in the planning stages of pursuing the construction of Infinite Loop™ commercial scale facilities. Loop is currently engaged in discussions to secure financing for its investments in the various planned manufacturing facilities and the sequencing of the manufacturing facilities will be determined in conjunction with the outcome of the Company’s financing discussions and discussions with our partners.

Our principal executive offices are located at 480 Fernand-Poitras, Terrebonne, Québec, Canada J6Y 1Y4, and our telephone number is (450) 951-8555.

Strategic Partnership with SK geo centric Co., Ltd. (“SKGC”)

In June 2021, Loop and SK geo centric Co., Ltd. (“SKGC” or the Selling Shareholder) entered into a definitive agreement for SKGC to become a strategic investor in Loop, with SKGC acquiring a 10% stake in Loop at $12.00 per share for a total of $56.5 million. The transaction, which closed in July 2021, also included warrants for SKGC to purchase Loop common stock at $15.00 and $20.00 per share. Concurrent with the strategic investment, Loop and SKGC entered into a memorandum of understanding to form a joint venture with exclusivity to build sustainable PET plastic and polyester fiber manufacturing facilities throughout Asia.

In July 2021, in connection with the closing of the transaction, Loop entered into an Investor Rights Agreement with SK global chemical Co., Ltd. (the “Purchaser”) and Daniel Solomita (the “Investor Rights Agreement”), which provided for, among other things, customary resale shelf registration rights for the Purchaser that require Loop to file with the SEC a registration statement on Form S-3 covering the resale of the Loop common stock held by the Purchaser within 90 days after the second anniversary of the closing of the transaction. The registration statement of which this prospectus is a part has been filed to satisfy this obligation.

On April 27, 2023, Loop and SKGC entered into a joint venture agreement (the “JV Agreement”) to deploy Loop’s depolymerization technology in the Asian market through multiple commercial manufacturing facilities. Pursuant to the JV Agreement, Loop and SKGC agreed to form a new company (the “JV Company”), which will be headquartered in Singapore. SKGC will contribute 51% and Loop will contribute 49% of the initial equity capital of the JV Company. The JV Agreement outlines that the JV Company will have exclusive rights to commercialize Loop’s technology to produce rPET in the Asian market and Loop will receive an annual royalty fee for each of the commercial plants.

RISK FACTORS

Investing in our securities involves risk. You should carefully read and consider the specific risks discussed or incorporated by reference into this prospectus, together with all the other information contained in this prospectus or incorporated by reference into this prospectus, including the risks, uncertainties and assumptions discussed under the “Risk Factors” section in any documents we file with the SEC, and specifically, you should read and consider the “Risk Factors” section found in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement, or if any additional risks or uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholder.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including without limitation, registration, qualification, filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants. The Selling Stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such Selling Stockholder in disposing of the Shares covered by this prospectus.

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The Offering

Common shares to be offered by the Selling Stockholder:	Up to 7,072,220 common shares

Common shares to be outstanding after the offering:	47,620,263 common shares

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 2 of this prospectus.

Risk factors:

You should read the “Risk Factors” beginning on page 2 of this prospectus and the “Risk Factors” sections of the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our common shares.

Stock exchange listing:	Our common shares are listed on The Nasdaq Global Market under the symbol “LOOP.”

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DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock and shares of preferred stock that we may issue. The description below, and in any prospectus supplement, does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our articles of incorporation, as amended (the “Articles”), and bylaws, as amended (the “Bylaws”), copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our restated certificate of incorporation and amended and restated bylaws, see the section titled “Where You Can Find More Information.”

Our Articles authorize 275,000,000 shares of capital stock, all with a par value of $0.0001 per share, which consists of:

•	250,000,000 shares are designated as common stock;

•	1 share is designated as Series A preferred stock; and

•	24,999,999 shares are undesignated preferred stock.

As of August 1, 2024 we had 47,620,263 outstanding shares of common stock held of record by 44 stockholders, and one outstanding share of Series A preferred stock held of record by one stockholder. No undesignated preferred stock was outstanding as of that date, however we plan to issue additional preferred stock, in an amount equal to €10,000,000, pursuant to and in accordance with that certain Share Purchase Agreement, dated May 30, 2024, by and between Loop Industries, Inc. and Reed Management SAS and filed our Current Report on Form 8-K filed with the SEC on June 4, 2024.

Undesignated Preferred Stock

Subject to the rights of the preferred stockholders set forth in “Series A Preferred Stock; Common Stock-Protective Provisions” below, under the terms of our Articles, our board of directors is authorized to issue shares of our undesignated preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

Series A Preferred Stock; Common Stock

Voting

Except as set forth below, each holder of Series A preferred stock has the same rights as holders of common stock and shall be entitled to notice of any stockholders’ meeting. They shall also be entitled to vote with the holders of common stock, and not as a separate class, except as may otherwise be required by law. Except as set forth below, each stockholder shall be entitled to one (1) vote for each share of stock outstanding. Except as set forth below or otherwise provided by the law of the State of Nevada, any corporate action to be taken shall be authorized by a majority of the votes cast by the stockholders. There are no cumulative rights to voting.

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Each share of Series A preferred stock is entitled to the number of votes calculated as follows:

n = ((Ct / 0.35) - (Ct + Cdp)) / SAt

Where:

•	Ct = The number of shares of common stock outstanding and entitled to vote;

•	Cdp = The number of shares of common stock outstanding and entitled to vote and held by Daniel Solomita, our President and Chief Executive Officer, and his permitted transferees; and

•	SAt = The number of shares of Series A preferred stock outstanding.

Additionally, for as long as any shares of Series A preferred stock are outstanding, the holders of Series A preferred stock shall be entitled to elect one director (the “Series A Director”).

Protective Provisions

For as long as any shares of Series A preferred stock are outstanding, the Company must obtain the approval of at least a majority of the holders of the outstanding shares of preferred stock, voting as a separate class, to:

1.	Amend our Articles or, unless approved by our board of directors, including by the Series A Director, amend our Bylaws;

2.	Change or modify the rights, preferences or other terms of the Series A preferred stock, or increase or decrease the number of authorized shares of Series A preferred stock;

3.

Reclassify or recapitalize any outstanding equity securities, or, unless approved by our board of directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

4.

Authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Company, where a Deemed Liquidation shall mean: (1) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Company’s intellectual property); (2) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity (or its parent entity)), (3) authorizing or effecting any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary; provided, however , that none of the following shall be considered a Deemed Liquidation: (A) a merger effected exclusively for the purpose of changing the domicile of the Company, or (B) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A preferred stock.

5.	Increase or decrease the size of our board of directors as provided in our Bylaws or remove the Series A Director (unless approved by our board of directors, including the Series A Director);

6.	Declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by our board of directors, including the Series A Director);

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7.

Redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by our board of directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by our board of directors, including the Series A Director);

8.

Create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

9.	Replace the President and/or Chief Executive Officer of the Company (unless approved by our board of directors, including the Series A Director);

10.	Transfer assets to any subsidiary or other affiliated entity (unless approved by our board of directors, including the Series A Director);

11.

Issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A preferred stock (unless approved by our board of directors, including the Series A Director);

12.	Modify or change the nature of the Company’s business;

13.

Acquire, or cause a subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by our board of directors, including the Series A Director); or

14.

Sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any subsidiary outside the ordinary course of business (unless approved by our board of directors, including the Series A Director).

Dividends

Subject to the rights of the preferred stockholders set forth in “-Protective Provisions” above, our board of directors shall have full power and discretion, to determine out of legally available funds what, if any, dividends or distributions shall be declared and paid. Dividends may be paid in cash, in property, or in shares of common stock. Shares of common stock and Series A preferred stock are treated equally and ratably, on a per share basis, with respect to any dividend or distribution from the Company. If a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of common stock and Series A preferred stock shall both receive common stock or rights to acquire common stock. No dividends shall be declared or payable in the form of Series A preferred stock.

Liquidation Rights

If there is a liquidation, dissolution or winding up of the Company, holders of our common stock and Series A preferred stock would be entitled to share in our assets remaining after the payment of liabilities equally and ratably, on a per share basis.

Conversion

Voluntary Conversion: Each share of Series A preferred stock shall be convertible into one fully paid and nonassessable share of common stock at the option of the holder.

Automatic Conversion: Each share of Series A preferred stock shall automatically convert into one share of common stock upon the first to occur of (a) a transfer of such share of Series A preferred stock, (b) the death or incapacity of Daniel Solomita, (c) the resignation of Daniel Solomita as an officer of the Company, or (d) the date on which Daniel Solomita ceases to hold, together with his permitted transferees, an aggregate number of the outstanding shares of common stock held by him on February 12, 2016 that are at least equal to seven and one-half percent (7.5%) of the total number of outstanding shares of common stock on February 12, 2016 (as adjusted for any stock splits and stock dividends effected after February 12, 2016).

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Other Provisions

Holders of our common stock and Series A preferred stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock or Series A preferred stock.

Listing on the NASDAQ

We have been approved to list our common stock, par value $0.0001 per share, on The Nasdaq Global Market under the symbol “LOOP”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 55 Challenger Road 2nd floor Ridgefield Park, NJ 07660.

Effect of Certain Provisions of our Articles and Bylaws

The following is a summary of certain important provisions of the Articles and the Bylaws. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of the Articles and the Bylaws.

Articles and Bylaws

Some provisions of our Articles and Bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

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Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

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Protective Provisions. The Series A preferred stock has certain protective provisions, as set forth in “Protective Provisions,” that could have an effect of delaying, deferring or preventing a change in control of the Company.

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THE SELLING STOCKHOLDER

We have prepared this prospectus to allow the Selling Stockholder to sell or otherwise dispose of, from time to time, up to 7,072,220 Shares of our common stock, which consists of (i) up to 4,714,813 shares of common stock, and (ii) up to 2,357,407 shares of common stock that are issuable upon the exercise of the Warrants. We issued the Shares and the Warrants on July 29, 2021 in a private placement conducted in reliance upon Section 4(a)(2) of the Securities Act (the “Private Placement”). The aggregate gross proceeds to the Company from the private placement were approximately $56.5 million.

The following table sets forth the identity of the Selling Stockholder, the number of Shares and the percentage of Shares beneficially owned by the Selling Stockholder prior to this offering, the number of Shares that may be offered under this prospectus by the Selling Stockholder, and the number of shares of our Common Stock and the percentage of our Common Stock to be beneficially owned by the Selling Stockholder after the completion of this offering, assuming that all Shares offered hereunder are sold as contemplated herein. The number of Shares in the column “Maximum number of shares that may be offered” represents all of the Shares that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may offer and sell some, all or none of its shares of common stock. For purposes of the table below, the beneficial ownership amounts and percentages are based on a total of 47,620,263 shares of our common stock outstanding as of August 1, 2024.

Information about additional selling stockholders, if any, including their identities and the Shares to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the Selling Stockholder may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary.

	Shares of common stock
	Shares beneficially owned prior to this offering(1)		Maximum number of shares that may be offered(2)	Shares beneficially owned after this offering(1)
	Number	Percentage	Number	Number	Percentage
SK Geo Centric Co., Ltd.(3)	4,714,813	9.9%	7,072,220	--	--

(1)

As of the date hereof, the Selling Stockholder beneficially owns 4,714,813 shares of common stock, excluding any shares of common stock that are issuable upon the exercise of the Warrants, which are not expected to be exerciable within 60 days.

(2)

The amounts set forth in this column are the maximum number of shares of common stock that may be offered by the Selling Stockholder using this prospectus. This amount is comprised of (i) 4,714,813 shares of common stock, and (ii) 2,357,407 shares of common stock that are issuable upon the exercise of the Warrants.

(3)	SK Geo Centric Co., Ltd. (“SKGC”) was formerly known as SK global chemical Co. Ltd. The business address of SKGC is 26, Jong-ro, Jongno-gu Seoul, Korea 03118.

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PLAN OF DISTRIBUTION

The Selling Stockholder may, from time to time, offer some or all of the Shares by this prospectus. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Shares.

The Selling Stockholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly to one or more purchasers or to or through one or more underwriters, broker-dealers or agents or through a combination of any of these methods. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the sale of the Shares. The Shares may be sold on any national securities exchange on which the Shares may be listed at the time of sale, in the over-the-counter market or in transactions other than on such exchange or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The Selling Stockholder may use any one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus that provides for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus or under an amendment or supplement to this prospectus to include the pledgee, transferee, or other successors in interest as the Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

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In connection with the sale of Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers or affiliates thereof or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions it assumes. The Selling Stockholder may also sell shares of common stock short and deliver the Shares to close out its short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or affiliates thereof or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or affiliates thereof or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In addition, the Selling Stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus or any pricing supplement, as the case may be. If so, the third party may use securities borrowed from the Selling Stockholder or others to settle such sales and may use securities received from the Selling Stockholder to close out any related short positions. The Selling Stockholder may also loan or pledge securities covered by this prospectus to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus or any pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of Shares, the obligations of the underwriters to purchase the Shares will be subject to certain conditions contained in an underwriting agreement that the Selling Stockholder will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the Shares offered if any of the Shares are purchased, unless otherwise specified in connection with any particular offering of Shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The Selling Stockholder may designate agents to sell the Shares. Unless otherwise specified in connection with any particular offering of Shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The Selling Stockholder may also sell the Shares to one or more remarketing firms, acting as principals for their own accounts or as agents for the Selling Stockholder. These firms will remarket the Shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the Shares. A prospectus supplement or any pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the Selling Stockholder and its compensation.

In connection with offerings made through underwriters or agents, the Selling Stockholder may enter into agreements with such underwriters or agents pursuant to which the Selling Stockholder receives our outstanding securities in consideration for the Shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Shares covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the Shares received from the Selling Stockholder under these arrangements to close out any related open borrowings of securities.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects certain transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. The Selling Stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of that rule.

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To the extent required pursuant to Rule 424(b) under the Securities Act, the Shares to be sold, the name of the Selling Stockholder, the purchase price and public offering price and the net proceeds to be received by the Selling Stockholder from the sale, the names of any agents, dealer or underwriter and the amount of Shares underwritten or purchased by each of them, if any, any applicable commissions or discounts with respect to a particular offer, any delayed delivery arrangements and any securities exchange or markets on which the Shares may be listed will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The offer and sale of the Shares described in this prospectus by the Selling Stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, at either:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The Selling Stockholder may choose to sell the Shares directly. In this case, no underwriters or agents would be involved.

The Selling Stockholder may also sell the Shares in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The Selling Stockholder may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase Shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date.

The Selling Stockholder will enter into such delayed contracts only with institutional purchasers that it approves. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the Selling Stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

The Selling Stockholder and any other person participating in a sale of the Shares registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other participating person. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

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In connection with any offering of Shares, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

All of the foregoing methods of disposition of the Shares or other actions taken by the Selling Shareholder remain subject to Selling Shareholder’s compliance with the terms and provisions of the Investor Rights Agreement.

LEGAL MATTERS

The validity of the Shares offered by this prospectus will be passed upon for us by Ballard Spahr LLP, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 29, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

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The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-38301) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended February 29, 2024, filed with the SEC on May 29, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on May 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended May 31, 2024, filed with the SEC on July 15, 2024;

•	our Current Reports on Form 8-K filed with the SEC on May 29, 2024, May 30, 2024, June 4, 2024, July 3, 2024, July 15, 2024 and July 31, 2024;

•

the description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended February 29, 2024, filed with the SEC on May 29, 2024, and all amendments and reports updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the time of the filing of such reports and documents.

This prospectus may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus or any free writing prospectus that we have prepared that relates to a particular offering. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We make available, free of charge, through our website at www.loopindustries.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy and information statements, including any applicable amendments, filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at:

Loop Industries, Inc.

Attention: Chief Financial Officer

480 Fernand-Poitras, Terrebonne,

Québec, Canada J6Y 1Y4

(450) 951-8555

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Up to 7,072,220 Shares of Common Stock

PROSPECTUS

September 27, 2024